EXHIBIT 16



SELLERS & ANDERSEN, L.L.C.
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Certified Public Accountants and Business Consultants
Member SEC Practice Sections of the AICPA
                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098



                                January 27, 2004

United States
Securities and Exchange Commission
Washington, D. C. 20549


RE: Drilling, Inc.000-33625


         We have reviewed Item 8, "Changes in and Disagreements With Accountants on Accounting and Financial Disclosure" in the Form 10-KSB filed with the Securities and Exchange Commission. We agree with the information included therein.



S/ Sellers and Andersen LLC
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SELLERS & ANDERSEN, L.L.C.